Exhibit 99.2

HyreCar Receives $2 Million from 2020 CARES Act and Finalizes 2019 Annual Results

Company receives $2.0 million Paycheck Protection Program Loan from Chase; Rental Days begin trending up in early April

LOS ANGELES--(BUSINESS WIRE)--Apr. 14, 2020-- HyreCar Inc. (NASDAQ: HYRE), the carsharing marketplace for ridesharing and food/package delivery services, today updated its reported financial results and provided a corporate update for the fourth quarter and year ended December 31, 2019 and announced receipt of $2.0 Million in funds from the SBA Paycheck Protection Program.

“We are pleased that our rental days have begun to increase in the second quarter post COVID-19 effects as our efforts to increase delivery services are beginning to show signs of traction. Helping our drivers transition into the fast-growing delivery businesses is having immediate effects during these changing times.” said Joe Furnari, Chief Executive Officer of HyreCar. “This is an affirmation of our great organization and the resiliency of our business model which has allowed us to rapidly leverage new opportunities while responding to the crisis.”

The Paycheck Protection Program Loan is from the 2020 Cares Act through the Small Business Administration (“SBA”) and our financial services partner, JPMorgan Chase. Much of this loan is expected to ultimately be forgiven, since the proceeds will primarily be used to support fixed costs such as payroll and rent through the second quarter. This coupled with reductions to large portions of HyreCar’s expenditures like insurance and marketing which are variable in nature during the past month, are prudent financial steps to respond to the current COVID-19 situation.

“JPMorgan Chase has been a great financial partner for us, guiding us through the intricacies of the Paycheck Protection Program and working with the SBA to expedite our application as an existing client. We went from application to funding of $2 Million in just four days, including a weekend.” said Scott Brogi, Chief Financial Officer of HyreCar. “This support, along with our flexible business model and measured cost reduction steps, will allow us to maintain our team as we look ahead to the second half of 2020 and we hopefully begin to rebound as a country.”

Full Year 2019 Financial Updates

●	Revenue was $15.9 million, compared to $9.8 million in 2018, an increase of 62%.

●	Cost of Sales was $9.8 million, compared to $4.7 million in 2018. The increase was primarily attributed to an increase in net rental days revenues and classification of insurance claim costs from the operation of vehicles on the Company’s platform as costs of revenues. Insurance reserve improved from the preliminary figure of $1.6 million to $1.3 million.

●	Net Loss of ($12.5) million and earnings per share of ($0.90), compared to ($11.2) million and ($1.31) in 2018.

●	Adjusted Loss of ($10.4) million and adjusted earnings per share of ($0.74), also referred to as adjusted net income per share, compared to ($0.83) in 2018.

2020 Highlights

●	More than 60% of all HyreCar drivers are active drivers for both rideshare and delivery service companies.

●	Our insurance product gives drivers the flexibility to use the same car for rideshare and food and package delivery, attracting drivers to our unique service not offered by our competition.

●	HyreCar expects driver demand for services like HyreCar to continue into 2021, with the growth in food, package and grocery delivery services such as Uber Eats, Postmates, Grubhub and Instacart.

Weekly Rental Days Update

Beginning Date	Ending Date	Weekly Rental Days
12/30/19	01/05/20	16,912
01/06/20	01/12/20	16,995
01/13/20	01/19/20	17,156
01/20/20	01/26/20	17,271
01/27/20	02/02/20	17,447
02/03/20	02/09/20	17,804
02/10/20	02/16/20	17,923
02/17/20	02/23/20	18,352
02/24/20	03/01/20	19,942
03/02/20	03/08/20	20,071
03/09/20	03/15/20	19,580
03/16/20	03/22/20	16,280
03/23/20	03/29/20	14,319
03/30/20	04/05/20	14,057
04/06/20	04/12/20	14,602

About HyreCar

HyreCar Inc. (NASDAQ: HYRE) is a nationwide leader operating a carsharing marketplace for ridesharing in all 50 states and the District of Columbia via its proprietary technology platform. The Company has established a leading presence in Transportation as a Service (TaaS) through individual vehicle owners, dealers and OEM’s, who have been disrupted by automotive asset sharing. By providing a unique opportunity through our safe, secure, and reliable marketplace, HyreCar is transforming the industry by empowering all to profit from TaaS. For more information please visit hyrecar.com.

Forward-Looking Statements

Statements in this release concerning HyreCar Inc.’s (“HyreCar” or the “Company”) future expectations and plans, including, without limitation, HyreCar’s future earnings, partnerships and technology solutions, its ability to add and maintain additional car listings on its platform from car dealers, and consumer demand for cars to be used for ridesharing, may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these forward-looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. HyreCar may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled “Risk Factors” in HyreCar’s most recent Annual Report on Form 10-K and HyreCar’s other filings made with the U. S. Securities and Exchange Commission. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as HyreCar’s current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. HyreCar cannot guarantee future results, events, levels of activity, performance or achievements. HyreCar does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Non-GAAP Financial Information

To supplement HYRE’s financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, HYRE presents certain financial measures that are not prepared in accordance with GAAP, specifically adjusted EPS. These non-GAAP financial measures, which are defined below, should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

HYRE is presenting these non-GAAP financial measures to assist investors in seeing HYRE’s operating results through the eyes of management and because HYRE believes that these measures provide a useful tool for investors to use in assessing HYRE’s operating performance against prior period operating results and against business objectives. HYRE uses the non-GAAP financial measures in evaluating its operating results and for financial and operational decision-making purposes.

The accompanying tables provide more detail on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures. HYRE has not reconciled adjusted EPS guidance to GAAP net income or GAAP net income per diluted share, respectively, because HYRE does not provide guidance for the reconciling items between these measures and GAAP net income or GAAP net income per diluted share, respectively. As certain of the items that impact GAAP net income and/or GAAP net income per diluted share cannot be reasonably predicted at this time, HYRE is unable to provide such guidance. Accordingly, a reconciliation to GAAP net income or GAAP net income per diluted share is not available without unreasonable effort.

HYRECAR INC.

Consolidated Balance Sheets

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalent	$10,657,140	$6,764,870
Accounts receivable	84,680	161,177
Deferred expenses	-	20,927
Other current assets	379,425	128,337
Total current assets	11,121,245	7,075,311

Property and equipment, net	9,138	10,613
Intangible assets, net	153,905	221,623
Other assets	95,000	90,000
Total assets	$11,379,288	$7,397,547

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,232,629	$856,925
Accrued liabilities	903,912	775,857
Insurance reserve	1,332,892	348,442
Deferred revenue	64,808	53,764
Related party advances	9,629	9,629
Total current liabilities	4,543,870	2,044,617

Total liabilities	4,543,870	2,044,617

Preferred stock, 15,000,000 shares authorized, par value $0.00001, 0 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	-	-
Common stock, 50,000,000 shares authorized, par value $0.00001, 16,393,171 and 11,708,041 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	164	117
Additional paid-in capital	35,857,835	21,857,017
Subscription receivable - related party	(7,447)	(7,447)
Accumulated deficit	(29,015,134)	(16,496,757)
Total stockholders’ deficit	6,835,418	5,352,930
Total liabilities and stockholders’ deficit	$11,379,288	$7,397,547

HYRECAR INC.

Consolidated Statements of Operations

	Year ended December 31, 2019	Year ended December 31, 2018

Revenues	$15,854,924	$9,777,079

Cost of revenues	9,842,543	5,132,079

Gross profit	6,012,381	4,645,000

Operating Expenses:
General and administrative	8,561,755	7,600,735
Sales and marketing	7,644,019	4,788,201
Research and development	2,496,165	1,414,727
Total operating expenses	18,701,939	13,803,663

Operating loss	(12,689,558)	(9,158,663)

Other (income) expense
Interest expense	2,500	2,040,311
Other (income) expense	(174,481)	44,129
Total other (income) expense	(171,981)	2,084,440

Loss before provision for income taxes	(12,517,577)	(11,243,103)

Provision for income taxes	800	800

Net loss	$(12,518,377)	$(11,243,903)

Weighted average shares outstanding - basic and diluted	13,956,793	8,557,796
Weighted average net loss per share - basic and diluted	$(0.90)	$(1.31)

View source version on businesswire.com: https://www.businesswire.com/news/home/20200414006035/en/

Scott Brogi
Chief Financial Officer
scott@HyreCar.com

John Evans
Investor Relations
415-309-020
j.evans@HyreCar.com

Source: HyreCar

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